EXHIBIT 99.1

Metro One Telecommunications, Inc. To Host Shareholder Conference Call

Sheridan, WY–October 18, 2023 –Metro One Telecommunications, Inc. (OTC Pink: WOWID) (“Metro One” or the “Company”) today announced that it will host a conference call for its shareholders on Monday, October 23, 2023, at 9am EST to discuss past and future milestones and short & mid-term goals for an acquisition.

Dial-in details are provided below for the call:

Topic: Metro One shareholder call

Time: Oct 23, 2023 09:00 AM EST

Join Zoom Meeting

https://us06web.zoom.us/j/85942146954?pwd=srlK3CqXIZkGkLFABFt3Orsqy3eGde.1

Meeting ID: 859 4214 6954

Passcode: 335956

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Meeting ID: 859 4214 6954

Passcode: 335956

Find your local number: https://us06web.zoom.us/u/kcpXHpkGOH

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.metro1telecomm.com.

Contact Information

Jacqueline Danforth

30 North Gould Street

Suite 2990

Sheridan, WY 82801

Office: (307) 683-0855

Email: info@metro1telecomm.com

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